EXHIBIT 16.1

LETTER FROM WEISS & COMPANY, CERTIFIED PUBLIC ACCOUNTANTS



March 8, 2002



Ms. Terry Haynes
Be Safe Services, Inc.
1517 E. 7th Avenue, Suite C
Tampa, Fl 33605

Dear Ms. Haynes:

This is to confirm that the client-auditor relationship between Be Safe Services, Inc. and Weiss & Company, Certified Public Accountants has ceased.

Very truly yours,

/s/ Weiss & Company
-------------------------------
Weiss & Company


cc:   Office of the Chief Accountant
      SECPS Letter File
      Securities and Exchange Commission
      Mail Stop 11-3
      450 Fifth Street, N.W.
      Washington, DC 20549